Exhibit 6.2

REINSTATEMENT OF AND FIRST AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE

BY AND AMONG

MIDTOWN EAST BLOCK 1 L.L.C., MIDTOWN EAST BLOCK 2 L.L.C., and
MIDTOWN PARKING GARAGE PARTNERS, INC. (collectively, “Seller”)

and

STREITWISE ACQUISITION LLC (“Buyer”)

WHEREAS, Seller and Buyer entered into that certain Agreement For Purchase And Sale dated April 3, 2018 (the “Agreement”) for the Property (as defined in the Agreement) which Agreement was terminated pursuant to that certain letter from Justin Iwata, as attorney for Buyer, to Seller dated May 11, 2018; and

WHERAS, the parties now desire to reinstate and to amend the Agreement as provided in this Reinstatement of and First Amendment to Agreement for Purchase and Sale (this “Amendment”);

NOW, THEREFORE, for and in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Conflict. In the event of a conflict between the provisions of this Amendment and the Agreement, this Amendment shall control. Except as specifically modified herein, all terms and conditions of the Agreement are reinstated and shall remain in full force and effect.

2.             Definitions. All terms capitalized but not defined herein shall have the meanings ascribed thereto in the Agreement.

3.             Reinstatement. The Agreement is hereby reinstated and in full force and effect as modified by this Amendment.

4.             Effective Date. The effective date of this Amendment (the “Amendment Date”) shall be the date that the last of Buyer and Seller execute and deliver this Amendment to the other parties hereto.

5.             Earnest Money. Section 3.1 of the Agreement is hereby deleted in its entirety and replaced by the following:

“3.1 Earnest Money. Within two (2) business days after the Amendment Date, Buyer shall deposit with Escrow Agent in immediately available funds the amount of FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($500,000.00) (the “Earnest Money”). The Earnest Money, together with any interest or other income earned thereon, shall be held, invested and disbursed pursuant to the respective terms and provisions hereof and in accordance with the terms and conditions of the Escrow Agreement.”

6.             Certain Definitions.

(a)	New defined terms for “Abatement Credit”, “Amendment”, “Amendment Date” and “Net Proceeds” are hereby inserted alphabetically in Section 1.1 of the Agreement as follows:

“Abatement Credit. The applicable amount shown on Exhibit A-1, as determined by the Closing Date.”

“Amendment. That certain Reinstatement of and First Amendment to Agreement for Purchase and Sale by and between Seller and Buyer, dated as of July 2, 2018.”

“Amendment Date. As defined in the Amendment.”

“Net Proceeds. The applicable amount shown on Exhibit A-2, as determined by the Closing Date.”

(b)	The definitions of “Closing Date” and “Purchase Price” in Section 1.1 of the Agreement are hereby amended and restated in their entirety as follows:

“Closing Date. The Closing shall occur upon a date selected by Buyer (which shall be at least three (3) Business Days after written notice from Buyer to Seller) which is on or before the date which is ninety (90) days after the later to occur of (i) Buyer’s receipt of the IDEM Letter and (ii) recordation of the CRA/CRC Lease Amendment in the Office of the Recorder of Hamilton County.”

“Purchase Price. The sum of the Net Proceeds and the Abatement Credit.”

(c)	The definition of “Outside Closing Date” in Section 1.1 of the Agreement is no longer applicable and is hereby deleted in its entirety.

7.             Exhibits.

(a)	The Purchase Price Schedule attached as Exhibit A-1 to the Agreement is hereby deleted in its entirety and replaced by the Abatement Credit Schedule attached as Exhibit A-1 to this Amendment.

(b)	New Exhibit A-2 is hereby added to the Purchase Agreement in the form of Exhibit A-2 attached to this Amendment.

8.             Escrow Agreement. The Escrow Agreement attached as Exhibit B to the Agreement is hereby deleted in its entirety and replaced by the Escrow Agreement attached as Exhibit B to this Amendment.

9.             Buyer’s Conditions Precedent. Section 9.1 of the Agreement is hereby amended as follows:

a.	Subsections 9.1.8, 9.1.9 and 9.1.10 are hereby added as follows:

“9.1.8 Buyer shall have received either a clean comfort letter or a site status letter from the Indiana Department of Environmental Management, in either event in form and substance acceptable to Buyer in its sole and absolute discretion (the “IDEM Letter”).

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9.1.9   Seller shall have delivered to Buyer an amendment in form and substance acceptable to Buyer in its sole and absolute discretion (the “CRA/CRC Lease Amendment”) to that certain Lease Agreement between the CRA and CRC dated March 23, 2016 (as amended, the “Project Lease Agreement”), duly executed by the CRA and CRC and in recordable form which shall provide, amongst other things, that: (i) the Leased Premises will cover only the Real Property identified as Tracts 5 and 6 on Exhibit A and no other real or personal property whatsoever and (ii) Buyer shall have adequate cure rights in the event that the CRC defaults under the Project Lease Agreement.

9.1.10 Seller shall have delivered to Buyer evidence in a form acceptable to Buyer in its reasonable discretion (the “Dedication Documents”) that the private roads adjacent to the Property have been dedicated to and accepted by The City of Carmel.

b.	The first sentence of the last grammatical paragraph of Section 9.1 is hereby deleted in its entirety and replaced with the following:

“In the event any of the foregoing conditions are not: (i) satisfied prior to or at Closing with respect to Subsections 9.1.1-9.1.7, subject to Section 7.3 hereof, or (ii) satisfied within sixty (60) days after the Amendment Date with respect to Subsection 9.1.8, Subsection 9.1.9 and Subsection 9.1.10, Buyer may terminate this Agreement by written notice to Seller and thereafter shall have no obligation to proceed with the Closing, the Earnest Money shall be promptly returned and paid to Buyer and neither party shall have any further obligation hereunder except those which expressly survive the termination of this Agreement.”

10.           Inspection Date. The Inspection Date has expired, and Buyer is in receipt of all of the Seller Diligence Deliveries.

11.           Counterparts and Telecopy Execution. This Amendment may be executed in counterparts, each of which shall be binding and each of which shall constitute one and the same agreement. This Amendment may be executed via telecopy.

12.           Binding Effect. The presentation of this Amendment to Seller does not constitute an offer. This Amendment shall not be valid or binding against any party unless and until it is executed by all parties.

13.           Existing Agreement. The Agreement is in full force and effect and shall be unmodified except as specifically set forth in this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused the due execution hereof as of the dates set forth below.

SELLER:

MIDTOWN EAST BLOCK 1 L.L.C.,
an Indiana limited liability company

By:	AMBROSE PROPERTY GROUP, LLC,
an Indiana limited liability company,
its Manager

Date:	July 2,2018	By:	/s/ Aasif M. Bade
Aasif M. Bade, Manager

MIDTOWN EAST BLOCK 2 L.L.C.,
an Indiana limited liability company

By:	AMBROSE PROPERTY GROUP, LLC,
an Indiana limited liability company,
its Manager

Date:	July 2,2018	By:	/s/ Aasif M. Bade
Aasif M. Bade, Manager

MIDTOWN PARKING GARAGE PARTNERS, INC.,
an Indiana corporation

Date:	July 2,2018	By:	/s/ Aasif M. Bade
Aasif M. Bade, Manager

[Signatures are continued on the following page.]

BUYER:

STREITWISE ACQUISITION LLC,
a Delaware limited liability company

Date:	6/28/18	By:	/s/ Eliot Bencuya
		Name:	Eliot Bencuya
		Title:	VP

JOINDER

The undersigned parties hereby join in this Amendment solely for the purposes of guarantying the obligations of Seller hereunder. From and after the Closing, the obligations of the undersigned parties and Seller under this Agreement shall be joint and several with respect to Seller’s obligations that survive Closing. The undersigned parties also hereby expressly acknowledge Section 18.18 of the Agreement and agree to maintain the minimum combined liquid net worth in the amount of the Cap Amount through the Survival Period as set forth therein.

IN WITNESS WHEREOF, the undersigned have executed this Joinder as of July 2, 2018.

Ambrose Property Group, LLC,
an Indiana limited company

By:	/s/ Aasif M. Bade
Aasif M. Bade, Manager

Old Town Development L.L.C.,
an Indiana limited liability company

By:	/s/ Andrew S. Greenwood
Andrew S. Greenwood, Member

LIST OF EXHIBITS*

EXHIBIT A-1: abatement credit SCHEDULE

EXHIBIT A-2: net proceeds schedule

EXHIBIT B: ESCROW AGREEMENT

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. 1st stREIT Office Inc. agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.